Exhibit 99.1

JIVE SOFTWARE ANNOUNCES SECOND QUARTER 2016 RESULTS

Palo Alto, Calif. – August 2, 2016 — Jive Software, Inc. (NASDAQ: JIVE), the leading provider of modern communication and collaboration solutions for business, today announced financial results for its second quarter ended June 30, 2016.

“Jive delivered second quarter results that exceeded guidance,” said Elisa Steele, CEO of Jive Software. “GAAP loss from operations for the second quarter was $6.8 million, an improvement of $2.0 million compared to one year ago. In addition, we reached our stated goal of achieving non-GAAP operating profitability for the first time in our history as a public company.”
“Our top financial priorities this year are to improve execution and reach sustainable non-GAAP profitability. During the quarter, we took meaningful steps to create a more disciplined go-to-market strategy that further leverages our competitive differentiation to capture more opportunities in the enterprise collaboration market. Businesses are turning to Jive’s industry-leading, cloud-based solutions that make work more visible, searchable and memorable from any device, and during the quarter, we welcomed several new customers to Jive. In July, we extended our leadership position in the enterprise collaboration market with the release of our latest Interactive Intranet and Customer Community solutions that deepen collaborative connections and deliver intelligent insights to drive digital transformation in the workplace,” added Steele.
“We are pleased with our progress and execution in the second quarter, and remain focused on positioning the company for growth over the long term,” concluded Steele.

Second Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the second quarter was $51.0 million, an increase of 5% on a year-over-year basis. Within total revenue, product revenue was $46.5 million for the second quarter, an increase of 5% on a year-over-year basis. Professional services revenue for the second quarter was $4.5 million, which was flat on a year-over-year basis.

•
Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $43.4 million for the second quarter, a decrease of 9% year-over-year. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $39.4 million, a decrease of 11% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for the second quarter was $33.7 million, an increase of 11% year-over-year, and GAAP gross margin was 66%. Non-GAAP gross profit was $34.9 million for the second quarter, an increase of 8% year-over-year, and non-GAAP gross margin was 68%.

•
Loss from Operations: GAAP loss from operations for the second quarter was $6.8 million, compared to a loss from operations of $8.9 million for the second quarter of 2015. Non-GAAP income from operations was $1.8 million, compared to non-GAAP loss from operations of $2.1 million for the second quarter of 2015.

•
Net Loss: GAAP net loss for the second quarter was $6.7 million, compared to a net loss of $9.3 million for the same period last year. GAAP net loss per share for the second quarter was $0.09, based on 77.1 million weighted-average shares outstanding, compared to a net loss per share of $0.12, based on 75.0 million weighted-average shares outstanding for the same period last year.

Non-GAAP net income for the second quarter was $1.9 million, compared to a non-GAAP net loss of $2.6 million for the same period last year. Non-GAAP net income per share for the second quarter was $0.02, based on 79.5 million weighted-average diluted shares outstanding, compared to a non-GAAP net loss per share of $0.03, based on 75.0 million weighted-average shares outstanding, for the same period last year.

•
Balance Sheet and Cash Flow: As of June 30, 2016, Jive had cash and cash equivalents and marketable securities of $108.7 million, compared to $112.7 million as of December 31, 2015. Cash used by operations was $10.4 million and Jive used $0.4 million in capital expenditures and capital leases, leading to negative free cash flow of $10.8 million for the second quarter of 2016, compared to negative free cash flow of $6.1 million for the second quarter of 2015. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures and finance capital leases.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights

•
Achieved new customer wins with the Annie E. Casey Foundation, the Cleveland Clinic Foundation, Huawei Technologies Deutschland GmbH, KIABI, KIC InnoEnergy S.E, Lorenz Services Sp. z o.o., the National Institutes of Health, Regus plc, Snow Software, Thornton Tomasetti, Inc., University of Virginia, Vaco, Inc., Veterinary Growth Partners, Vicinity Centres and VimpelCom Eurasia, among others.

•
Expanded or renewed customer relationships with ADTRAN, Inc., Anglo American, Bandwidth.com, Check Point Software Technologies, Chloe+Isabel, Comcast, Commvault Systems, Inc., DSTL, Eli Lilly and Company, Filemaker, Inc., Intercontinental Exchange, lululemon athletica inc, MedAmerica, the Ministry of Defence, PwC, Ricoh Group, SAP Ariba, Tenable Network Security, Inc., United Health Group, and W.K. Kellogg Foundation, among others.

•
Jive announced the latest release of its industry-leading, cloud-based Interactive Intranet and Customer Community solutions that makes work more visible, searchable and memorable from any device, and allows companies to tap into their biggest asset -corporate memory- wherever and whenever needed. As a unified WorkHub, Jive captures, measures and influences all digital interactions within and outside of an organization. New capabilities include innovative personal analytics to drive faster and more informed decisions; intelligent profiles that streamline access to an organization’s knowledge base; and enhanced integration that infuses social monitoring functionality throughout a digital workplace. This latest release is another important milestone in Jive’s vision to bring employees, customers and partners together within one unified WorkHub.

•
The Jive Community, which provides service and support to Jive’s own customers, was recognized by the Association of Support Professionals (ASP) on its exclusive annual list of the top 10 best web support sites in the world. Built on Jive’s market-leading Customer Community solution software, Jive's Customer Community received accolades for successfully creating a cohesive and consistent world-class self-service support experience that significantly increased adoption and improved overall community satisfaction. Jive was also recognized for boosting the amount of customer questions answered via the community's self-service knowledge base channels and public discussions to an all-time high. Jive achieved this improvement over the past year by enhancing the community experience with a new page design, more seamless support processes and an updated information architecture.

Financial Outlook

As of August 2, 2016, Jive’s guidance for its third quarter 2016 is as follows:

•	Third Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $49.0 million to $50 million.

•	Non-GAAP income from operations is expected to be in the range of $1.5 million to $2.5 million.

•	Non-GAAP earnings per share are expected to be in the range of $0.02 to $0.03 based on approximately 80.3 million weighted-average diluted shares outstanding.

•	Change in short-term billings is expected to be negative 8% to negative 3%.

•	Free cash flow is expected to be in the range of negative $7.5 million to negative $8.5 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company’s guidance excludes stock-based compensation, income taxes, amortization of intangible assets, restructuring, capital expenditures, and capital lease payments which are reconciling items between those non-GAAP and GAAP measures. The Company does not provide reconciliations of non-GAAP income from operations, non-GAAP earnings per share or free cash flow to the corresponding GAAP measures due to the high variability of, and difficulty in making accurate forecasts and projections with respect to, the items excluded from these non-GAAP financial measures. In particular, stock-based compensation and restructuring charges are impacted by the Company’s retention needs as well as the future fair market value of its common stock, and free cash flow is impacted by the timing and amounts of capital expenditures, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation to GAAP loss from operations, GAAP loss per share, and cash flows from operating activities is not available without unreasonable effort. The actual amounts of these excluded items will have a significant impact on the Company’s non-GAAP income from operations, non-GAAP earnings per share and free cash flow.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company's financial results for the second quarter and outlook for the third quarter 2016. Listeners may access a live webcast of the conference call along with an accompanying slide presentation under “News, Events & Presentations, Quarterly Earnings” on Jive’s investor relations website at http://investor.jivesoftware.com/QuarterlyEarnings. A replay of the webcast will be available on the website following the live event. To listen by phone, dial 844-492-3729 (domestic) or 412-542-4195 (international). A replay of this conference call can be accessed through August 9, 2016 by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10090098.

About Jive Software

Jive (Nasdaq: JIVE) is the leader in accelerating workplace digital transformation for organizations, enabling people to work better together. The company provides industry-leading Interactive Intranet and Customer Community solutions that connect people, information and ideas to help businesses outpace their competitors. With more than 30 million users worldwide and customers in virtually every industry, Jive is consistently recognized as a leader by top analyst firms, including Gartner Inc. and Aragon Research. More information can be found at www.jivesoftware.com or the Jive Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.
Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional meaningful insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, are not intended to be an alternative to financial measures prepared in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies as non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the third fiscal quarter of 2016, expectations regarding our strategy of driving improved financial and operational performance, the timing of sustainable non-GAAP operating profitability, expense reductions and related charges, new business initiatives and changes in product roadmap and development; assumptions related to cost savings, product demand and operating efficiencies; the effectiveness and intended benefits of our product releases; and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.
More information about potential factors that could affect our business and financial results is contained in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:
Cindy Klimstra
Jive Software
(650) 319-4343
cindy.klimstra@jivesoftware.com
Brian Denyeau
ICR
(646) 277-1251
brian.denyeau@icrinc.com
Media Contact:
Jason Khoury
Jive Software
(650) 847-8308
jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Product	$46,545	$44,156	$93,071	$87,668
Professional services	4,472	4,455	8,607	8,069
Total revenues	51,017	48,611	101,678	95,737
Cost of revenues:
Product	12,249	12,374	25,015	24,007
Professional services	5,095	5,777	10,764	11,370
Total cost of revenues	17,344	18,151	35,779	35,377
Gross profit	33,673	30,460	65,899	60,360
Operating expenses:
Research and development	11,836	13,577	23,575	27,550
Sales and marketing	18,120	18,959	39,101	37,824
General and administrative	6,429	6,780	12,876	13,279
Restructuring	4,113	—	4,113	—
Total operating expenses	40,498	39,316	79,665	78,653
Loss from operations	(6,825)	(8,856)	(13,766)	(18,293)
Other income (expense), net:
Interest income	136	67	252	120
Interest expense	(37)	(43)	(81)	(122)
Other, net	446	(464)	243	1,037
Total other income (expense), net	545	(440)	414	1,035
Loss before provision for income taxes	(6,280)	(9,296)	(13,352)	(17,258)
Provision for income taxes	445	14	782	217
Net loss	$(6,725)	$(9,310)	$(14,134)	$(17,475)
Basic and diluted net loss per share	$(0.09)	$(0.12)	$(0.18)	$(0.23)
Shares used in basic and diluted per share calculations	77,144	75,011	76,813	74,528

JIVE SOFTWARE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$11,062	$9,870
Short-term marketable securities	96,605	96,410
Accounts receivable, net of allowances	33,922	54,090
Prepaid expenses and other current assets	12,047	13,135
Total current assets	153,636	173,505
Marketable securities, noncurrent	1,006	6,429
Property and equipment, net of accumulated depreciation	10,422	12,747
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	2,808	4,546
Other assets	6,448	8,165
Total assets	$204,073	$235,145
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,233	$3,684
Accrued payroll and related liabilities	8,380	6,954
Other accrued liabilities	5,077	7,842
Deferred revenue, current	116,218	131,850
Term debt, current	2,400	2,400
Total current liabilities	135,308	152,730
Deferred revenue, less current portion	10,155	16,392
Term debt, less current portion	—	1,200
Other long-term liabilities	2,477	2,682
Total liabilities	147,940	173,004
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	392,473	384,164
Accumulated deficit	(332,671)	(318,537)
Accumulated other comprehensive income loss	(324)	(141)
Total stockholders’ equity	56,133	62,141
Total liabilities and stockholders’ equity	$204,073	$235,145

JIVE SOFTWARE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(6,725)	$(9,310)	$(14,134)	$(17,475)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,121	3,826	6,690	7,964
Stock-based compensation	3,856	5,652	7,509	11,288
Change in deferred taxes	(64)	31	(5)	63
Non-recurring gain	—	—	—	(1,107)
Other	25	—	74	—
Decrease (increase) in:
Accounts receivable, net	3,729	(3,765)	20,168	20,043
Prepaid expenses and other assets	689	(569)	1,671	(341)
Increase (decrease) in:
Accounts payable	(3,738)	1,902	(255)	2,457
Accrued payroll and related liabilities	1,952	1,535	1,966	519
Other accrued liabilities	(1,553)	(102)	(2,509)	(1,650)
Deferred revenue	(11,588)	(4,514)	(21,869)	(12,648)
Other long-term liabilities	(84)	141	(169)	279
Net cash provided by (used in) operating activities	(10,380)	(5,173)	(863)	9,392
Cash flows from investing activities:
Payments for purchase of property and equipment	(433)	(907)	(1,647)	(3,343)
Purchases of marketable securities	(24,200)	(24,389)	(39,424)	(57,757)
Sales of marketable securities	—	6,702	1,001	11,302
Maturities of marketable securities	27,345	16,751	43,398	39,802
Net cash provided by (used in) investing activities	2,712	(1,843)	3,328	(9,996)
Cash flows from financing activities:
Proceeds from exercise of stock options	266	161	305	788
Taxes paid related to net share settlement of equity awards	(231)	(428)	(375)	(595)
Capital lease payments	(31)	—	(31)	—
Repayments of term loans	(600)	(600)	(1,200)	(1,200)
Non-recurring gain	—	—	—	1,107
Net cash provided by (used in) financing activities	(596)	(867)	(1,301)	100
Net increase (decrease) in cash and cash equivalents	(8,264)	(7,883)	1,164	(504)
Effect of exchange rate changes	75	(98)	28	(47)
Cash and cash equivalents, beginning of period	19,251	28,024	9,870	20,594
Cash and cash equivalents, end of period	$11,062	$20,043	$11,062	$20,043

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Gross profit, as reported	$33,673	$30,460	$65,899	$60,360
Add back:
Stock-based compensation	573	834	1,189	1,654
Amortization related to acquisitions	655	897	1,560	1,883
Gross profit, non-GAAP	$34,901	$32,191	$68,648	$63,897
Gross margin, non-GAAP	68%	66%	68%	67%
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Research and development, as reported	$11,836	$13,577	$23,575	$27,550
less:
Stock-based compensation	924	1,835	1,840	4,353
Amortization related to acquisitions	13	65	52	588
Research and development, non-GAAP	$10,899	$11,677	$21,683	$22,609
As percentage of total revenues, non-GAAP	21%	24%	21%	24%
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales and marketing, as reported	$18,120	$18,959	$39,101	$37,824
less:
Stock-based compensation	840	1,010	1,655	1,794
Amortization related to acquisitions	32	128	126	259
Sales and marketing, non-GAAP	$17,248	$17,821	$37,320	$35,771
As percentage of total revenues, non-GAAP	34%	37%	37%	37%
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
General and administrative, as reported	$6,429	$6,780	$12,876	$13,279
less:
Stock-based compensation	1,509	1,967	2,798	3,489
General and administrative, non-GAAP	$4,920	$4,813	$10,078	$9,790
As percentage of total revenues, non-GAAP	10%	10%	10%	10%
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Loss from operations, as reported	$(6,825)	$(8,856)	$(13,766)	$(18,293)
Add back:
Stock-based compensation	3,846	5,646	7,482	11,290
Amortization related to acquisitions	700	1,090	1,738	2,730
Restructuring charges	4,113	—	4,113	—
Income (loss) from operations, non-GAAP	$1,834	$(2,120)	$(433)	$(4,273)
As percentage of total revenues, non-GAAP	4%	(4)%	0%	(4)%
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Loss before provision for income taxes, as reported	$(6,280)	$(9,296)	$(13,352)	$(17,258)
Add back:
Stock-based compensation	3,846	5,646	7,482	11,290
Amortization related to acquisitions	700	1,090	1,738	2,730
Restructuring charges	4,113	—	4,113	—
Less:
Non-recurring gain	—	—	—	(1,107)
Income (loss) before provision for income taxes, non-GAAP	$2,379	$(2,560)	$(19)	$(4,345)

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss, as reported	$(6,725)	$(9,310)	$(14,134)	$(17,475)
Add back:
Stock-based compensation	3,846	5,646	7,482	11,290
Amortization related to acquisitions	700	1,090	1,738	2,730
Restructuring charges	4,113	—	4,113
Less:
Non-recurring gain	—	—	—	(1,107)
Net income (loss), non-GAAP	$1,934	$(2,574)	$(801)	$(4,562)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP weighted average diluted shares	77,144	75,011	76,813	74,528
Dilutive equity awards included in non-GAAP earnings per share	2,321	—	—	—
Non-GAAP weighted average diluted shares	79,465	75,011	76,813	74,528

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Diluted net loss per share, as reported	$(0.09)	$(0.12)	$(0.18)	$(0.23)
Add back:
Stock-based compensation	0.05	0.08	0.10	0.15
Amortization related to acquisitions	0.01	0.01	0.02	0.04
Restructuring charges	0.05	—	0.05	—
Less:
Non-recurring gain	—	—	—	(0.01)
Diluted net income (loss) per share, non-GAAP (1)	$0.02	$(0.03)	$(0.01)	$(0.06)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenues	$51,017	$48,611	$101,678	$95,737
Deferred revenue, current, end of period	116,218	123,779	116,218	123,779
Less: Deferred revenue, current, beginning of period	(123,833)	(124,774)	(131,850)	(128,592)
Short-term billings	$43,402	$47,616	$86,046	$90,924

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenues	$51,017	$48,611	$101,678	$95,737
Deferred revenue, end of period	126,373	147,891	126,373	147,891
Less: Deferred revenue, beginning of period	(137,961)	(152,405)	(148,242)	(160,539)
Billings	$39,429	$44,097	$79,809	$83,089

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows provided by (used in) operating activities	$(10,380)	$(5,173)	$(863)	$9,392
Payments for purchase of property and equipment	(433)	(907)	(1,647)	(3,343)
Capital lease payments	(31)	—	(31)	—
Free cash flow	$(10,844)	$(6,080)	$(2,541)	$6,049

(1)	Per share amounts may not add due to rounding.